Exhibit 3.5

ARTICLES OF INCORPORATION

OF

QUANTUM GEOPHYSICAL, INC.

ARTICLE I.

Name

The name of the Corporation is Quantum Geophysical, Inc.

ARTICLE II.

Duration

The period of the duration of the Corporation is perpetual.

ARTICLE III.

Purpose

The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the “TBCA”).

ARTICLE IV.

Capital Stock

1.             Common Stock.  The Corporation shall have authority to issue one class of stock, and the total number of shares authorized shall be ten thousand (10,000) shares of common stock, par value One Dollar ($1.00) per share (“Common Stock”).

2.             Preemptive Rights Denied.  No shareholder shall have any preemptive right to acquire any additional unissued or treasury shares of the Corporation of any class now or hereafter authorized or held.

3.             Cumulative Voting Denied. Shareholders of the Corporation shall not have the right to cumulate their votes at any election of directors. At each such election of directors, each shareholder shall be entitled to vote in person or by proxy the number of shares owned by him in the election of each director for whose election he has a right to vote.

ARTICLE V.

Initial Consideration for Issuance of Shares

The Corporation will not commence business until it has received for the issuance of its shares consideration of a value of at least One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE VI.

Initial Registered Office and Agent

The address of the initial registered office of the Corporation is 811 Dallas Avenue, Houston, Texas 77002. The name of the initial registered agent of the Corporation at such address is C T Corporation System.

ARTICLE VII.

Initial Board of Directors

The number of Directors shall from time to time be fixed by the Bylaws of the Corporation. The number of Directors constituting the initial Board of Directors is three (3).  Directors need not be residents of the State of Texas or shareholders of the Corporation. The name and address of the persons elected to serve as Directors until the first annual meeting of the shareholders, or until their successors shall have been duly elected, unless any and all shall sooner die, resign or be removed, in accordance with the Bylaws of the Corporation, are as follows:

Name	Address

Jay D. Haber	5555 San Felipe, Suite 780
Houston, Texas 77056

Lynn A. Turner	5555 San Felipe, Suite 780
Houston, Texas 77056

Thomas J. Concannon	5555 San Felipe, Suite 780
Houston, Texas 77056

ARTICLE VIII.

Limitation of Director Liability

To the greatest extent permitted by applicable law in effect from time to time, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director’s capacity as a Director except for liability for: (i) a breach of a Director’s duty or loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director’s office; or (iv) an act or omission for which the liability of a Director is expressly provided for by statute.

ARTICLE IX.

Indemnification

The Corporation shall indemnify its current or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses, liabilities or other matters to the fullest extent permitted by the TBCA. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to actions taken in their official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation shall have the power to enter into agreements providing for indemnification by the Corporation of current or former officers, directors, general partners, employees and agents or any other person of or who served any predecessor corporation, partnership, joint venture, trust or other enterprise from and against any and all expenses, liabilities or other matters.

ARTICLE X.

Incorporator

The name and address of the incorporator of the Corporation is as follows:

Name	Address

James J. Spring, III	1200 Smith Street, Suite 1400
Houston, Texas 77002-4310

The undersigned, being the incorporator designated herein, executes these Articles of Incorporation and certifies to the truth of the facts stated therein this 2nd day of September, 1997.

INCORPORATOR:

/s/ James J. Spring, III
James J. Spring, III

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.             The name of the entity represented is QUANTUM GEOPHYSICAL INC

The entity’s file number is	0145911900

2.             The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.)

811 Dallas Avenue, Houston, Texas 77002

3.             The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

1021 Main Street, Suite 1150, Houston, Texas 77002

4.             Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	April 22, 2004

C T CORPORATION SYSTEM
Name of registered agent
Signature of registered agent

ARTTCLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

QUANTUM GEOPHYSICAL, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Business Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE

The name of the corporation is Quantum Geophysical, Inc. (the “Corporation”).

ARTICLE TWO

The amendment changes Article I of the Corporation’s Articles of Incorporation that names the Corporation.  Article I in the Articles of Incorporation is amended to read as follows:

“ARTICLE I.

The name of the Corporation is Geokinetics USA, Inc.”

ARTICLE THREE

The amendment to the Articles of Incorporation has been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

This document becomes effective when the document is filed by the Secretary of State.

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

DATED: October 31st, 2007.

QUANTUM GEOPHYSICAI, INC.
By:.
Chin H.Yu, Vice President

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 145911900 12/27/2007 Document #: 197728290523 Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.     The name of the entity represented is

Geokinetics USA, Inc.

The entity’s filing number is 145911900

2.     The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street, Suite 1150, Houston, TX 77002

3.     The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street Dallas. TX 75201

4.     Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY